                                  $525,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of October 3, 1994

                                      Among

                             THE WALT DISNEY COMPANY

                                   AS BORROWER

                                       and

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                   AS LENDERS

                                       and

                               CITICORP USA, INC.

                                    AS AGENT

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
- -------                                                                     ----

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.01     Certain Defined Terms                                                 1
1.02     Computation of Time Periods                                           8
1.03     Accounting Terms                                                      8

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

2.01    The Advances                                                           8
2.02    Making the Advances                                                    9
2.03    Facility Fee                                                          10
2.04    Reduction of the Commitments                                          10
2.05    Repayment of Advances                                                 10
2.06    Interest on Advances                                                  10
2.07    Additional Interest on Eurodollar Rate
          Advances                                                            10
2.08    Interest Rate Determination                                           11
2.09    Voluntary Conversion of Advances                                      11
2.10    Prepayments of Advances                                               12
2.11    Increased Costs                                                       12
2.12    Illegality                                                            13
2.13    Payments and Computations                                             13
2.14    Taxes                                                                 14
2.15    Sharing of Payments, Etc.                                             15
2.16    Mandatory Assignment by a Lender; Mitigation                          16
2.17    Evidence of Debt                                                      16
2.18    Use of Proceeds                                                       17
2.19    Extension of Termination Date                                         17
2.20    Withdrawing Lenders                                                   17

                                   ARTICLE III
                     CONDITIONS OF EFFECTIVENESS AND LENDING

3.01    Conditions Precedent to Effectiveness
          of this Agreement                                                   17
3.02    Conditions Precedent to Each Borrowing                                18

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.01    Representations and Warranties of the
          Borrower                                                            18
4.02    Additional Representation and Warranty
          of the Borrower                                                     19

SECTION                                                                     PAGE
- -------                                                                     ----

                                    ARTICLE V
                            COVENANTS OF THE BORROWER

5.01    Affirmative Covenants                                                 19
5.02    Negative Covenants                                                    21

                                   ARTICLE VI
                                EVENTS OF DEFAULT

6.01    Events of Default                                                     21

                                   ARTICLE VII
                                    THE AGENT

7.01    Authorization and Action                                              22
7.02    Agent's Reliance, Etc                                                 22
7.03    CUSA and Affiliates                                                   23
7.04    Lender Credit Decision                                                23
7.05    Indemnification                                                       23
7.06    Successor Agent                                                       23

                                  ARTICLE VIII
                                  MISCELLANEOUS
8.01    Amendments, Etc.                                                      24
8.02    Notices, Etc.                                                         24
8.03    No Waiver; Remedies                                                   25
8.04    Costs and Expenses                                                    25
8.05    Right of Set-off                                                      25
8.06    Binding Effect                                                        25
8.07    Assignments and Participations                                        25
8.08    Indemnification                                                       27
8.09    Confidentiality                                                       28
8.10    Consent to Jurisdiction and Service of Process                        28
8.11    Governing Law                                                         28
8.12    Execution in Counterparts                                             28


                             SCHEDULES AND EXHIBITS


Schedule I     -    List of Applicable Lending Offices
Exhibit A      -    Notice of Borrowing
Exhibit B      -    Assignment and Acceptance
Exhibit C      -    Form of Opinion of Counsel for the Borrower
Exhibit D-1    -    Form of Foreign Lender Certificate
Exhibit D-2    -    Form of Foreign Lender Certificate
Exhibit E      -    Form of Withdrawal Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF OCTOBER 3, 1994


     THE WALT DISNEY COMPANY, a Delaware corporation (the "Borrower"), the financial institutions (the "Initial Lenders") listed on the signature pages hereof under the heading "Initial Lenders", and CITICORP USA, INC., a Delaware corporation ("CUSA"), as agent (the "Agent") for the Lenders hereunder, agree as follows:

                             PRELIMINARY STATEMENTS

     The parties hereto are parties to a Credit Agreement dated as of November 22, 1991. The parties hereto now wish to amend and restate such Credit Agreement in its entirety as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVANCE" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "ANNIVERSARY DATE" means February 15, 1996 and February 15 in each succeeding calendar year occurring during the term of this Agreement.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit B hereto.

          "BASE RATE" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times for such day during such period be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate as in effect for such day; or

               (b) The sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; or

               (c)  0.50% per annum above the Federal Funds Rate for such day.

          "BASE RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(a)(i).

          "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Los Angeles, California, or New York City, New York, or San Francisco, California, or, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "CITIBANK" means Citibank, N.A., a national banking association.

          "COMMITMENT" has the meaning specified in Section 2.01.

          "CONSOLIDATED ADJUSTED INDEBTEDNESS" means, as of any date of determination, all indebtedness of the Borrower and its subsidiaries on a consolidated basis which would, in accordance with GAAP be classified as a liability of the Borrower and its subsidiaries, excluding, however (i) all deferred income taxes and unearned deposits and advances, (ii) subordinated indebtedness represented by the Borrower's Liquid Yield Option Notes due 2005, (iii) other indebtedness of the Borrower for borrowed money which is subordinated upon and otherwise containing terms and conditions no less favorable to the Lenders than the provisions contained in the Borrower's Liquid Option Yield Notes due 2005, and (iv) indebtedness for borrowed money which is secured by any Lien upon any asset of the Borrower or its subsidiaries which asset is not included in Consolidated Unencumbered Assets.

          "CONSOLIDATED EBIT" means, for any accounting period, net income (or net loss, as the case may be) of the Borrower and its subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP, PLUS amounts which, in the determination of such consolidated net income (or net loss, as the case may be) for such period, have been deducted for
     (i) Consolidated Interest Expense and (ii) consolidated income tax expense.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense of the Borrower and its subsidiaries on a consolidated basis for such period with respect to all outstanding Debt of the Borrower and its subsidiaries, all as determined in conformity with GAAP.

          "CONSOLIDATED UNENCUMBERED ASSETS" means, as of any date of determination, the sum of all amounts which are, in accordance with GAAP, included under "assets" on the consolidated balance sheet of the Borrower and its subsidiaries, PROVIDED, HOWEVER, that such amounts shall be net of all amounts attributable to (without duplication) (i) accumulated depreciation, (ii) any asset or group of assets that is subject to Liens securing obligations in aggregate amount equal to more than 33 1/3% of the aggregate net book value of such asset or group of assets, (iii) any asset that is included under the consolidated captions "Film Production Costs - In process" and "Projects in Progress" (or alternative similar captions) on the consolidated balance sheet of the Borrower and its subsidiaries, (iv) goodwill, trademarks, tradenames, and all other similar items which are treated as intangibles in conformity with GAAP, (v) all prepaid expenses, deferred or capitalized costs, unamortized debt discount and progress payments, and work in process on the date hereof, and (vi) any items not included in clauses (ii) through (v) which are treated as intangibles in conformity with GAAP.

          "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.08 or 2.09.

          "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business),
     (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EFFECTIVE DATE" means October 3, 1994.

          "ELIGIBLE ASSIGNEE" means (i) any Initial Lender or any Affiliate of any Initial Lender and (ii) any bank or other financial institution, or any other Person, which has been approved in writing by the Borrower and the Agent as an Eligible Assignee for purposes of this Agreement; PROVIDED, HOWEVER, that neither the Borrower's approval nor the Agent's approval shall be unreasonably withheld; and PROVIDED, FURTHER, HOWEVER, that Borrower may withhold its approval if Borrower reasonably believes that an assignment to such Eligible Assignee pursuant to Section 8.07 will result in the incurrence of increased costs payable by the Borrower pursuant to Sections 2.11 or 2.14.

          "ENVIRONMENTAL CLAIM" means any administrative, regulatory or judicial action, suit, demand, claim, lien, notice or proceeding relating to any Environmental Law or any Environmental Permit.

          "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, duly promulgated policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, relating to the environment, health, safety or any Hazardous Material.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.

          "ERISA EVENT" means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a) (2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan described in Section 302(f)(1)(A) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of
     Section 2.08.

          "EURODOLLAR RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(a)(ii).

          "EURODOLLAR RATE MARGIN" means, for any day, the rate per annum opposite the higher of the ratings of the Borrower's long-term public senior debt securities as most recently announced by S&P and Moody's :

                    RATING                        RATE PER ANNUM
     ------------------------------------    --------------------------

     S&P                      MOODY'S
     ---                      -------

     A+ or higher        A1 or higher                  0.125%

     A/A-                A2/A3                         0.200%

     BBB+/BBB            Baa1/Baa2                     0.250%

     BBB- or lower       Baa3 or lower                 0.500%
       or no rating        or no rating

          "EURODOLLAR RATE RESERVE PERCENTAGE" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of November 22, 1991 among the Borrower, the financial institutions party thereto and Citicorp USA, Inc. as Agent, as amended to the date hereof.

          "FACILITY FEE PERCENTAGE" means, for any day, the rate per annum opposite the higher of the ratings of the Borrower's long-term public senior debt securities as most recently announced by S&P and Moody's:

                    RATING                         RATE PER ANNUM
     ----------------------------------      --------------------------

     S&P                      MOODY'S
     ---                      -------

     A+ or higher        A1 or higher                  0.070%

     A/A-                A2/A3                         0.100%

     BBB+/BBB            Baa1/Baa2                     0.150%

     BBB- or lower       Baa3 or lower                 0.250%
       or no rating        or no rating

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
     Section 4.01(c) dated September 30, 1993, subject, however, to the provisions of Section 1.03.

          "HAZARDOUS MATERIAL" means (i) any petroleum or petroleum product, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, or radon gas; or (ii) any substance defined as or included in the definition of "hazardous substances," hazardous wastes," hazardous materials," "toxic substances," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; or (iii) any other substance to which exposure is regulated by any governmental activity.

          "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, if generally available, twelve months as the Borrower may, upon notice received by the Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                 (i) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                (ii) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) The Borrower may not select for any Advance any Interest Period which ends after the Termination Date.

               "LENDERS" means the Initial Lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

               "LIEN" means any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement which has the same effect as a lien or security interest, including, without limitation, any conditional sale or title retention agreement, any capitalized lease, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, but excluding, however, (i) materialmen's, suppliers', tax and other similar liens arising in the ordinary course of business and securing obligations which are not overdue or are being contested in good faith by appropriate proceedings, (ii) liens arising in connection with workmen's compensation, unemployment insurance, and appeal and release bonds, and (iii) liens incurred in the ordinary course of business securing obligations or claims aggregating at any time less than $50,000,000.

               "MAJORITY LENDERS" means at any time Lenders owed at least
          66 2/3% of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments (PROVIDED that, for purposes of this definition, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in the Majority Lenders).

               "MATERIAL SUBSIDIARY" means a subsidiary of the Borrower whose total assets exceed $50,000,000.

               "MOODY'S" means Moody's Investors Service, Inc.

               "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
          Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "NOTICE OF BORROWING" has the meaning specified in Section
          2.02(a).

               "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

               "REFERENCE BANKS" means Bank of America NT & SA, Bankers Trust Company, Citibank and Morgan Guaranty Trust Company of New York.

               "REGISTER" has the meaning specified in Section 8.07(c).

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

               "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "TERMINATION DATE" means, subject to Section 2.19, February 15, 2000 or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

               "UNITED STATES" or "U.S." each mean United States of America.

               "WITHDRAWAL AGREEMENT" means an agreement in substantially the form of Exhibit E hereto.

               "WITHDRAWING LENDER" means each financial institution which was a party to the Existing Credit Agreement immediately prior to the effectiveness of this Agreement but is not a party to this Agreement, as identified in Exhibit E hereto.

          SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(c) dated September 30, 1993; PROVIDED, HOWEVER, that if any changes in accounting principles from those used in the preparation of such financial statements hereafter occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants or the terms related thereto contained in this Agreement, the Borrower shall, at Borrower's option, (i) furnish to the Agent, together with each delivery of the consolidated, financial statements of the Borrower and its subsidiaries required to be delivered pursuant to Section 5.01(f), a written reconciliation setting forth the differences that would have resulted if such financial statements had been prepared utilizing accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.01(c) dated September 30, 1993 or (ii) enter into negotiations with the Agent and the Lenders to amend such financial covenants or terms equitably to reflect such changes so that the criteria for evaluating the financial condition of the Borrower and its subsidiaries shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that at all times in the case of clause (i) above, and in the case of clause (ii) above until the amendment referred to in such clause (ii) becomes effective, all covenants and related calculations under this Agreement shall be performed, observed and determined as though no such changes in accounting principles had been made.


                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. THE ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, prepay pursuant to
Section 2.10 and reborrow under this Section 2.01.

     SECTION 2.02. MAKING THE ADVANCES. (a) Each Borrowing shall be made on notice, given not later than 1:00 p.m. (New York City time) on the Business Day prior to the date of a proposed Borrowing comprised of Base Rate Advances and on the third Business Day prior to the date of a proposed Borrowing comprised of Eurodollar Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, or by telephone, confirmed immediately by telecopier, telex or cable, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

     (b) Anything in subsection (a) above or Section 2.01 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $20,000,000.

     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at the Federal Funds Rate; PROVIDED, HOWEVER, that (i) within two Business Days after any Lender shall fail to make such ratable portion available to the Agent, the Agent shall notify the Borrower of such failure and (ii) if such Lender shall not pay such corresponding amount to the Agent within two Business Days after such demand by the Agent, the Borrower agrees to repay to the Agent forthwith, upon demand by the Agent to the Borrower, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the interest rate applicable at the time to Advances comprising such Borrowing. If and to the extent such corresponding amount shall be paid by such Lender to the Agent in accordance with this Section 2.02(d), such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. FACILITY FEE. The Borrower agrees to pay to each Lender a facility fee on the amount (whether used or unused) of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the first Business Day of each January, April, July and October during the term of such Lender's Commitment, commencing on January 2, 1995, and on the Termination Date, at the rate per annum equal to the Facility Fee Percentage in effect from time to time.

     SECTION 2.04. REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     SECTION 2.05. REPAYMENT OF ADVANCES. The Borrower shall repay to each Lender on the Termination Date the aggregate principal amount of the Advances then owing to such Lender.

     SECTION 2.06. INTEREST ON ADVANCES. (a) ORDINARY INTEREST. The Borrower shall pay to each Lender interest on the unpaid principal amount of each Advance owing to such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

         (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the remainder of
     (A) the Base Rate in effect from time to time minus (B) the Facility Fee Percentage in effect from time to time, payable quarterly in arrears on the first Business Day of each January, April, July, and October during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

        (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs three months and, if applicable, six months and nine months after the first day of such Interest Period.

     (b) DEFAULT INTEREST. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the Base Rate in effect from time to time and (ii) in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

     SECTION 2.07. ADDITIONAL INTEREST ON EURODOLLAR RATE ADVANCES. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified in reasonable detail to the Borrower through the Agent.

     SECTION 2.08. INTEREST RATE DETERMINATION. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

     (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances, (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders (which cost each such Majority Lender reasonably determines in good faith is material) of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless the Eurodollar Rate Margin shall be increased to reflect such costs as determined by such Majority Lenders and as agreed by the Borrower, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Majority Lenders shall notify the Agent, and the Agent shall notify the Borrower and the Lenders, that the circumstances causing such suspension no longer exist. The Agent shall use reasonable efforts to determine from time to time whether the circumstances causing such suspension no longer exist and, promptly after the Agent knows that the circumstances causing such suspension no longer exist, the Agent shall so notify the Borrower and the Lenders.

     (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Eurodollar Rate Advances shall terminate; PROVIDED, HOWEVER, that if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such Eurodollar Rate Advances as, or to Convert all such Advances into, Eurodollar Rate Advances having such Interest Period.

     SECTION 2.09. VOLUNTARY CONVERSION OF ADVANCES. The Borrower may on any Business Day, upon notice given to the Agent not later than 1:00 P.M. (New York City time) on the Business Day prior to the date of the proposed Conversion in the case of a Conversion of Eurodollar Rate Advances to Base Rate Advances, and not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances to Eurodollar Rate Advances, and subject to the provisions of Sections
2.08 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; PROVIDED, HOWEVER, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Promptly upon receipt from the Borrower of a notice of a proposed Conversion hereunder, the Agent shall give notice of such proposed Conversion to each Lender. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance. The Borrower may Convert all Eurodollar Rate Advances of any one Lender into Base Rate Advances of such Lender in accordance with the provisions of Section 2.12 by complying with the procedures set forth in this Section 2.09 as though each reference in this Section 2.09 to Advances of any Type was to such Advances of such Lender.

     SECTION 2.10. PREPAYMENTS OF ADVANCES. The Borrower may, upon at least one Business Day's notice to the Agent in the case of Borrowings consisting of Base Rate Advances and upon at least three Business Days' notice to the Agent in the case of Borrowings consisting of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances constituting part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (y) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

     SECTION 2.11. INCREASED COSTS. (a) If after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any hereafter promulgated guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost (excluding any allocation of corporate overhead) to any Lender (which cost such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then such Lender shall so notify the Borrower promptly after such Lender knows of such increased cost and determines that such cost is material and the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate of such Lender as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender's method of allocating such costs is fair and reasonable and that such Lender's demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, after the date hereof, either (i) the introduction of or change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender with any hereafter promulgated guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and the amount of such capital is materially increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, such Lender shall so notify the Borrower promptly after such Lender makes such determination and, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to such Lender within five days from the date of such demand, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate of such Lender as to such amount in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender's method of allocating such increase of capital is fair and reasonable and that such Lender's demand for payment of such increase of capital hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) The Borrower shall not be obligated to pay under this Section 2.11 any amounts which relate to costs or increases of capital incurred prior to 12 months preceding the date of demand for payment, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Lender making demand for payment of any amount under this Section 2.11 shall notify the Borrower not later than 12 months from the date that such Lender should reasonably have known of such law, regulation, guideline or request and the Borrower's obligation to compensate such Lender for such amount is contingent upon such Lender's so notifying the Borrower, PROVIDED, HOWEVER, that any failure by such Lender to provide such notice shall not affect the Borrower's obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital incurred after the date which occurs 12 months before the date on which such Lender did notify the Borrower of such law, regulation, guideline or request.

     (d) If any Lender shall subsequently recoup costs (other than from the Borrower) for which such Lender has theretofore been compensated by the Borrower under this Section 2.11, such Lender shall remit to the Borrower the amounts of such recoupment. Amounts required to be paid by the Borrower pursuant to this
Section 2.11 shall be paid in addition to, and without duplication of, any amounts required to be paid pursuant to Section 2.14.

     SECTION 2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until such Lender shall notify the Agent, and the Agent shall notify the Borrower and the other Lenders (which notice shall be given promptly after the Agent knows that the circumstances causing such suspension no longer exist), that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent or, if permitted by law, on and as of the last day of the then existing Interest Period for such Eurodollar Rate Advances, Converts all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.09.

     SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.07, 2.11 or 2.14) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.14. TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction in which such Lender or the Agent is doing business that is unrelated to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including penalties to the extent not imposed as a result of such Lender's or the Agent's (as the case may be) gross negligence or willful misconduct, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Agent, on or prior to the date of its execution and delivery of this Agreement, or in the case of each Lender that is not a party hereto on the date hereof, the date on which such Lender becomes a Lender pursuant to Section 8.07 hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2, as applicable, to the effect that such Lender is eligible under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two executed copies of Form 1001 (or any successor or substitute form or forms) of the Internal Revenue Service ((the "IRS") of the United States), or under Section 1441(c) or 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two copies of Form 4224 (or any successor or substitute form or forms) of the IRS) to receive, as of the date hereof or as of the date such party becomes a Lender hereto pursuant to Section 8.07, as appropriate, payments hereunder without deduction or withholding of United States federal income tax. Each Lender further agrees to deliver to the Borrower and the Agent from time to time, as reasonably requested by the Borrower or the Agent, and in any case before or promptly upon the occurrence of any events requiring a change in the most recent certificate previously delivered pursuant to this Section 2.14(e), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2, as applicable. Further, each Lender which delivers Exhibit D-1 agrees, to the extent permitted by law, to deliver to the Borrower and the Agent within 15 days prior to every third anniversary of the date of delivery of the initial Form 1001 by such Lender (or more often if required by law) on which this Agreement is still in effect, two accurate and complete original signed copies of Form 1001 (or any successor or substitute form or forms required under the Code or the applicable regulations promulgated thereunder) and such Exhibit D-1 and each Lender that delivers such Exhibit D-2 agrees to deliver to the Borrower and the Agent, to the extent permitted by law, within 15 days prior to the beginning of each subsequent taxable year of such Lender (or more often if required by law) during which this Agreement is still in effect, two accurate and complete original signed copies of IRS Form 4224 (or any successor or substitute form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and such Exhibit D-2. Each such certificate shall certify as to one of the following:

            (i) that such Lender is eligible to receive payments hereunder without deduction or withholding of United States federal income tax;

           (ii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments therefor pursuant to Section 2.14(a) or (c) because it is eligible and able to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

          (iii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not eligible and able to recover the full amount of the same from a source other than the Borrower.

If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Form 1001 or 4224, that any Lender reasonably considers to be confidential, such Lender promptly shall give notice thereof to the Borrower and the Agent and shall not be obligated to include in such form or document such confidential information, PROVIDED that such Lender certifies to the Borrower that the failure to disclose such confidential information does not increase the obligations of the Borrower under this Section 2.14.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest until such date that all applicable statutes of limitations (including any extensions thereof) have expired with respect to such agreements and obligations of the Borrower contained in this Section 2.14.

     SECTION 2.15. SHARING OF PAYMENTS ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.07, 2.11 or 2.14) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.16. MANDATORY ASSIGNMENT BY A LENDER; MITIGATION. If any Lender requests from the Borrower either payment of additional interest on Eurodollar Rate Advances pursuant to Section 2.07, or reimbursement for increased costs pursuant to Section 2.11, or payment of or reimbursement for Taxes pursuant to
Section 2.14, or if any Lender notifies the Agent that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations hereunder pursuant to Section 2.12, (i) such Lender will, upon three Business Days' notice by the Borrower to such Lender and the Agent, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain its Eurodollar Rate Advances through another Eurodollar Lending Office of such Lender if (A) as a result thereof the additional amounts required to be paid pursuant to Section 2.07, 2.11 or 2.14, as applicable, in respect of such Eurodollar Rate Advances would be materially reduced or the provisions of
Section 2.12 would not apply to such Lender, as applicable) and (B) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Eurodollar Rate Advances through such other Eurodollar Lending Office would not otherwise materially adversely affect such Eurodollar Rate Advances or such Lender and (ii) unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in
Section 2.12, the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and such Lender's rights and obligations hereunder related to such Advances, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon, and a proportionate part of accrued but unpaid facility fee, expense reimbursements and indemnities in respect of that Lender's Commitment hereunder.

     SECTION 2.17. EVIDENCE OF DEBT. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender, payable to the order of such Lender in a principal amount equal to the aggregate principal amount of the Advances then owing to such Lender; PROVIDED, HOWEVER, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.

     (b) The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     SECTION 2.18. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) (i) to support the obligations of the Borrower in respect of commercial paper issued by the Borrower and (ii) for general corporate purposes of the Borrower.

     SECTION 2.19. EXTENSION OF TERMINATION DATE. (a) At least 45 but not more than 75 days prior to the next Anniversary Date, the Borrower, by written notice to the Agent, may request that the Termination Date be extended one calendar year from its then current scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, not later than 15 days prior to such next Anniversary Date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension.

     (b) If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to such request at least 15 days prior to the next Anniversary Date, such Lender shall be deemed to have not consented to such request. Any nonconsenting Lender will, upon not less than three Business Days' prior written notice by the Borrower to such Lender and the Agent, assign to an Eligible Assignee which shall have been designated by the Borrower in such notice and which shall have agreed to accept such assignment and to consent to the requested extension of the Termination Date, all of such Lender's rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a cash purchase price equal to the outstanding principal amount of each Advance then owing to such Lender plus any accrued but unpaid interest thereon, plus a proportionate part of any accrued but unpaid facility fee, expense reimbursements and indemnities in respect of that Lender's Commitment hereunder and any other amounts then due and payable to such Lender hereunder.

     (c) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) above) consent in writing to a requested extension not later than the Business Day immediately preceding such Anniversary Date, the Agent shall so advise the Borrower and the Lenders, the Termination Date shall be so extended for such one calendar year, and all references herein, and in any promissory note executed and delivered by the Borrower pursuant to Section 2.17 hereof, to the "Termination Date" shall refer to the Termination Date as so extended. If any Lender (after giving effect to any assignments pursuant to subsection (b) above) shall not so consent in writing, such Lender shall be deemed not to have consented to such requested extension and the Termination Date shall not be so extended.

     SECTION 2.20. WITHDRAWING LENDERS. Each Initial Lender consents to the effectiveness of the Withdrawal Agreement in accordance with the terms thereof.


                                   ARTICLE III
                     CONDITIONS OF EFFECTIVENESS AND LENDING

     SECTION 3.01. CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective as of the Effective Date, subject to the satisfaction on or before such date of the following conditions precedent:

     (a) the Agent shall have received the following: (i) counterparts of this Agreement executed by the Borrower and each Lender (or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Agreement); (ii) certified copies of the resolutions of the Executive Committee of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement; (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of the officer of the Borrower executing this Agreement on its behalf; and (iv) an opinion of counsel to the Borrower in substantially the form of Exhibit C hereto;

     (b) the Agent shall have received counterparts of the Withdrawal Agreement executed by the Borrower and each Withdrawing Lender;

     (c) the Borrower shall have paid or prepaid any Advances outstanding on the Effective Date under the Existing Credit Agreement, together with accrued interest thereon and any amounts payable in connection with such prepayment under Section 8.04(b) thereof;

     (d) the Borrower shall have paid all facility fees under Section 2.03 of the Existing Credit Agreement to the extent accrued and unpaid through the Effective Date.

     SECTION 3.02. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

     (a) The representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, which representations and warranties were correct in all material respects on and as of such earlier date), and

     (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

     (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting the Borrower; no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement; and this Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

     (c) The Borrower's most recent annual report on Form 10-K containing the consolidated balance sheet of the Borrower and its subsidiaries, and the related consolidated statements of income and of cash flows of the Borrower and its subsidiaries, copies of which have been furnished to each Lender prior to the date hereof or pursuant to Section 5.01(f), fairly present the consolidated financial condition of the Borrower and its subsidiaries as at the date of such balance sheet and the consolidated results of operations of the Borrower and its subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied.

     (d) There is no pending or to the Borrower's knowledge, threatened claim, action or proceeding affecting the Borrower or any of its subsidiaries, which could reasonably be expected to adversely affect the financial condition or operations of the Borrower and its subsidiaries taken as a whole or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement; and to the Borrower's knowledge, the Borrower and each of its subsidiaries have complied, and are in compliance, with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments, except for matters which have not, and would not reasonably be expected to have, a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

     (e) The Borrower and its ERISA Affiliates have not incurred and are not reasonably expected to incur any material liability in connection with their Single Employer or Multiple Employer Plans, other than ordinary liabilities for benefits; neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and no Multiemployer Plan of the Borrower or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

     SECTION 4.02. ADDITIONAL REPRESENTATION AND WARRANTY OF THE BORROWER. The Borrower represents and warrants solely on the date of this Agreement (and at no subsequent time) that as of the date of this Agreement, except as disclosed in periodic and other reports filed by the Borrower and its subsidiaries during the period from June 30, 1994 to and including the date hereof pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, copies of which have been furnished to the Agent, there has been no material adverse change in the business, financial condition, or operations of the Borrower since June 30, 1994.


                                    ARTICLE V
                            COVENANTS OF THE BORROWER

     SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

     (a) COMPLIANCE WITH LAWS ETC. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on the Borrower and its subsidiaries the failure with which to comply would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

     (b) PAYMENT OF TAXES ETC. Pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same shall become delinquent, if the failure to so pay and discharge would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, will by law become a Lien upon its property; PROVIDED, HOWEVER, that neither the Borrower nor any subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained as may be required by GAAP.

     (c) PRESERVATION OF CORPORATE EXISTENCE, ETC. Subject to Section 5.02(a), preserve and maintain its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Borrower shall not be required to preserve any right or franchise if the loss thereof does not have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

     (d) MAINTENANCE OF INTEREST COVERAGE RATIO. Maintain as of the last day of each fiscal quarter of the Borrower a ratio of (i) Consolidated EBIT for the period of four consecutive fiscal quarters of the Borrower ending with such fiscal quarter to (ii) Consolidated Interest Expense for such period, of not less than 3.0 to 1.0.

     (e) MAINTENANCE OF UNENCUMBERED ASSETS COVERAGE RATIO. Maintain a ratio of Consolidated Unencumbered Assets to Consolidated Adjusted Indebtedness of not less than 1.3 to 1.0.

     (f) REPORTING REQUIREMENTS. Furnish to the Agent, which shall furnish to the Lenders:

            (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower's quarterly report to shareholders on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") containing a consolidated balance sheet of the Borrower and its subsidiaries as of the end of such quarter and consolidated statements of income and of cash flows of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (i) stating that no Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing and (ii) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.01(d) and 5.01(e);

           (ii) as soon as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower's annual report to shareholders on Form 10-K as filed with the SEC, containing consolidated financial statements for such year and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller (i) stating that no Event of default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing and (ii) containing a schedule which shall set forth the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.01(d) and 5.01(e);

          (iii) promptly after the Borrower obtains actual knowledge of the occurrence of each Event of Default, and each event which with the giving of notice or lapse of time or both would constitute an Event of Default, a statement of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller setting forth details of such Event of Default or event continuing on the date of such statement, and the action which the Borrower has taken and proposes to take with respect thereto;

           (iv) promptly after the commencement thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any subsidiary of the type described in Section 4.01(d);

            (v) promptly after the Borrower obtains actual knowledge thereof, written notice of any pending or threatened Environmental Claim against the Borrower or any of its subsidiaries or any of their respective properties which could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its subsidiaries taken as a whole;

           (vi) promptly after the Borrower obtains actual knowledge of the occurrence of any ERISA Event which could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its subsidiaries taken as a whole, a statement of any of the Borrower's Chairman of the

     Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller describing such ERISA Event and the action, if any, which the Borrower has taken and proposes to take with respect thereto;

          (vii) promptly after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) by a Multiemployer Plan, which withdrawal liability could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its subsidiaries taken as a whole, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, which reorganization or termination could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its subsidiaries taken as a whole or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A) or (B) above; and

         (viii) such other material information reasonably related to any Lender's credit analysis of the Borrower or any of its subsidiaries as any Lender through the Agent may from time to time reasonably request.

     SECTION 5.02. NEGATIVE COVENANT. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

     (a) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its subsidiaries taken as a whole (whether now owned or hereafter acquired) to, any Person, or permit any of its subsidiaries to do so, unless immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation or the Person into which the Borrower shall be merged or formed by any such consolidation shall be a corporation organized and existing under the laws of the United States or any State thereof and shall assume the Borrower's obligations hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Majority Lenders.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any fee or other amount payable under this Agreement, in each case within three Business Days after such interest, fee or other amount becomes due and payable; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) delivered in writing and identified as delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any covenant contained in Section 5.01(d) or Section 5.01(e) or Section 5.01(f)(iii) or Section 5.02; or

     (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

     (e) The Borrower or any of its subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt arising hereunder) of the Borrower or such subsidiary (as the case may be), when the same becomes due and payable

(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure (i) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (ii) shall not have been cured or waived; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any money judgment, writ or warrant of attachment or similar process against the Borrower, any of its Material Subsidiaries or any of their respective assets involving in any case an amount in excess of $50,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any case within five days of any pending sale or disposition of any asset pursuant to any such process; then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII
                                    THE AGENT

     SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. AGENT'S RELIANCE ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the Lender which made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. CUSA AND AFFILIATES. With respect to its Commitment and the Advances made by it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of Advances then owing to each of them (or if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal or bankruptcy proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and such resignation shall be effective upon the appointment of a successor Agent as provided herein. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent appointed hereunder shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof, or an Affiliate of such bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or the facility fees payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement.

     SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at:

               The Walt Disney Company
               500 South Buena Vista Street
               Burbank, California 91521
               Attention:  Mr. Edward Philip
               Telecopy Number: (818) 563-1682

if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Agent, at its address at:

               Citicorp USA, Inc.
               One Court Square
               Long Island City, New York 11120
               Attention: Jeff Stern
               Telecopy Number: (718) 248-4844

with a copy to:

               Citicorp Securities, Inc.
               One Sansome Street
               San Francisco, CA  94104
               Attention: Mark Wilson
               Telecopy Number: (415) 433-0344

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

     SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay within five Business Days of demand all actual and reasonable costs and expenses, if any (including, without limitation, actual and reasonable counsel fees and expenses), of the Agent and each Lender in connection with the enforcement (whether through legal proceedings or otherwise) of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

     (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(f) or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason (other than by reason of a payment pursuant to Section 2.12), the Borrower shall, within five Business Days of demand by any Lender (with a copy of such demand to the Agent), pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

     SECTION 8.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender (and, in the case of CUSA, Citibank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender (and, in the case of CUSA, Citibank) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     SECTION 8.06. BINDING EFFECT. This Agreement shall become effective in accordance with the provisions of Section 3.01, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, if requested by the Borrower upon notice by the Borrower delivered to such Lender and the Agent pursuant to clause (ii) of Section 2.16, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights such Lender assignor may have under Sections 2.14 and 8.08) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this

Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) such Lender shall not agree in any participation agreement with any participant or proposed participant to obtain the consent of such participant before agreeing to the amendment, modification or waiver of any of the terms of this Agreement, consenting to any action or failure to act by the Borrower or any other party, or exercising any rights it may have in respect thereof, unless such amendment, modification, waiver, consent or exercise would (i) increase the amount of such participant's portion of such Lender's Commitment, (ii) reduce the principal amount of or rate of interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement, or (iii) postpone any date fixed for any payment of principal of or interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement payable under this Agreement.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower in writing and directly related to the transactions contemplated hereunder; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

     (g) No participation or assignment hereunder shall be made in violation of the Securities Act of 1933, as amended from time to time, or any applicable state securities laws, and each Lender hereby represents that it will make any Advance for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof.

     (h) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) and any promissory notes or other evidences of indebtedness issued to such Lender hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

     SECTION 8.08. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with the Commitments hereunder or the Advances made pursuant hereto or any transactions done in connection herewith, including, without limitation, any transaction in which any proceeds of the Advances are, or are proposed, to be applied (collectively, the "Indemnified Matters"); PROVIDED that the Borrower shall have no obligation to any Indemnified Party under this Section 8.08 with respect to (i) matters for which such Indemnified Party has been compensated pursuant to any other provision of this Agreement or (ii) Indemnified Matters caused by or resulting from the intentional wrongful act or gross negligence of such Indemnified Party. If any action is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing of the institution of such action and the Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action. If the Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or (ii) the Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If such Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of the Indemnified Party and the Borrower creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by the Borrower and the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party (but shall retain the right to direct the defense of such action on behalf of the Borrower). Anything in this Section
8.08 to the contrary notwithstanding, the Borrower shall not be liable for the fees and expenses of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Matter or for any settlement of any Indemnified Matter effected without its written consent. All Obligations of the Borrower under this Section 8.08 shall survive the making and repayment of the Advances and the termination of this Agreement.

     SECTION 8.09. CONFIDENTIALITY. Subject to the provisions of Section 8.07(f), each Lender shall, and shall instruct its Affiliates, successors, assigns, advisors, officers, employees, directors, agents, legal counsel or other professional advisors (the "Informed Parties") to, hold all nonpublic information obtained pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide transferee or participant in connection with the contemplated transfer or participation or to an Informed Party agreeing to hold such nonpublic information as confidential or as required or requested by law or to any governmental authority or representative thereof or pursuant to legal process; PROVIDED that unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental authority) for disclosure of any such nonpublic information prior to disclosure of such information; and FURTHER, PROVIDED, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

     SECTION 8.10. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Borrower with respect to this Agreement or any instrument or other documents delivered hereunder may be brought in any state or federal court in the Borough of Manhattan in the State of New York, and by execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any instrument or other document delivered hereunder from which no appeal has been taken or is available. The Borrower agrees to receive service of process in any such proceeding in any such court at its office at 500 Park Avenue, New York, New York 10022 (or at such other address in the Borough of Manhattan in the State of New York as the Borrower shall notify the Agent from time to time) and, if the Borrower ever ceases to maintain such office in the Borough of Manhattan, irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, or any other address in the State of New York communicated by CT Corporation System to the Agent, as its agent to receive on its behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect.

     SECTION 8.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              THE WALT DISNEY COMPANY

                              By:    /s/ STEVEN J. SCHOCH
                                     -----------------------
                              Title: Vice President

                              CITICORP USA, INC., as Agent

                              By:    /s/ BARBARA A. COHEN
                                     -----------------------
                              Title: Vice President



     COMMITMENT                         LENDERS
     ----------                         -------
     $17,500,000              ABN AMRO BANK, N.V.

                              By:    /s/ PAUL K. STIMPHL
                                     -----------------------
                              Title: Vice President

                              By:    /s/ DAVID A. STASSEL
                                     -----------------------
                              Title: Vice President


     $17,500,000              BANK OF AMERICA NT & SA

                              By:    /s/ MATTHEW J. KOENIG
                                     -----------------------
                              Title: Vice President


     $17,500,000              THE BANK OF CALIFORNIA, N.A.

                              By:    /s/ ANNA BADGASARIAN
                                     -----------------------
                              Title: Vice President/Manager


     $17,500,000              BANKERS TRUST COMPANY

                              By:    /s/ KATHERINE A. JUDGE
                                     -----------------------
                              Title: Vice President


     $17,500,000              BANQUE NATIONALE DE PARIS

                              By:    /s/ CHRISTIAN MORIO
                                     -----------------------
                              Title: Senior Vice President and Manager

                              By:    /s/ JANICE S.H. HO
                                     -----------------------
                              Title: Vice President


     $17,500,000              BARCLAYS BANK PLC

                              By:    /s/ JOHN B. ALT
                                     -----------------------
                              Title: Associate Director


                                       25


     $17,500,000              CHEMICAL BANK

                              By:    /s/ J. HOWE
                                     -----------------------
                              Title: Vice President


     $17,500,000              CITICORP USA, INC.

                              By:    /s/ BARBARA A. COHEN
                                     -----------------------
                              Title: Vice President


     $17,500,000              CREDIT SUISSE

                              By:    /s/ DAVID J. WORTHINGTON
                                     -----------------------
                              Title: Member of Senior Management

                              By:    /s/ STEPHEN M. FLYNN
                                     -----------------------
                              Title: Member of Senior Management


     $17,500,000              THE DAI-ICHI KANGYO BANK, LTD.
                              LOS ANGELES AGENCY

                              By:    /s/ TOMOHIRO NOZAKI
                                     -----------------------
                              Title: Senior Vice President & Joint General
                                     Manager


     $17,500,000              DEUTSCHE BANK AG
                              LOS ANGELES AND CAYMAN ISLAND BRANCHES

                              By:  /s/ STEVEN N. WARDEN
                                   -------------------------
                              Title: Director

                              By:    /s/ J. SCOTT JESSUP
                                     -----------------------
                                     Title: Vice President


     $17,500,000              THE FIRST NATIONAL BANK OF CHICAGO

                              By:    /s/ L. GENE BEUBE
                                    ------------------------
                              Title: Senior Vice President


     $17,500,000              FIRST INTERSTATE BANK OF CALIFORNIA

                              By:    /s/ GREGORY P. BROWN
                              Title: Vice President

                              By:    /s/ DANIEL H. HOM
                                     -----------------------
                              Title: Vice President


     $17,500,000              THE FUJI BANK LIMITED
                              LOS ANGELES AGENCY

                              By:  /s/ YASUJI IKAWA
                                   -------------------------
                              Title: Joint General Manager


     $17,500,000              THE INDUSTRIAL BANK OF JAPAN, LIMITED LOS ANGELES
                              AGENCY

                              By:    /s/ KAZUTAKA KIYOTO
                                     -----------------------
                              Title: Senior Vice President and Senior Manager


                                       26


     $17,500,000              THE LONG-TERM CREDIT BANK OF JAPAN, LTD. LOS
                              ANGELES AGENCY

                              By:    /s/ CURT M. BIREN
                                     -----------------------
                              Title: Vice President


     $17,500,000              MELLON BANK, N.A.

                              By:    /s/ G. LOUIS ASHLEY
                                     -----------------------
                              Title: First Vice President-Manager-Media Section


     $17,500,000              THE MITSUBISHI TRUST AND BANKING CORPORATION

                              By:    /s/ TAKASHI SUGITA
                                     -----------------------
                              Title: Senior Vice President and Chief Manager


     $17,500,000              THE MITSUI TRUST & BANKING CO., LTD.

                              By:    /s/ KEN TAKAHASHI
                                     -----------------------
                              Title: General Manager and Agent


     $17,500,000              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK

                              By:    /s/ DIANA H. IMHOF
                                     -----------------------
                              Title: Associate


     $17,500,000              NATIONAL WESTMINSTER BANK PLC

                              By:    /s/ HAL SADOFF
                                     -----------------------
                              Title: Vice President


     $17,500,000              NATIONSBANK OF TEXAS, N.A.

                              By:    /s/ MICHELLE M. SHAFROTH
                                     -----------------------
                              Title: Senior Vice President


     $17,500,000              THE SAKURA BANK, LTD.
                              LOS ANGELES AGENCY

                              By:    /s/ FERNANDO BUESA
                                     -----------------------
                              Title: Vice President

                              By:    /s/ OFUSA SATO
                                     -----------------------
                              Title: Senior Vice President & Assistant General
                                     Manager

     $17,500,000              SOCIETE GENERALE

                              By:    /s/ MAUREEN KELLY
                                     -----------------------
                              Title:  Vice President


     $17,500,000              THE SUMITOMO BANK, LIMITED

                              By:    /s/ HIROSHI AMANO
                                     -----------------------
                              Title: General Manager


     $17,500,000              THE SUMITOMO TRUST & BANKING CO., LTD. LOS ANGELES
                              AGENCY

                              By:    /s/ MASAYUKI IMANAKA
                                     -----------------------
                              Title: Senior Manager


     $17,500,000              SUNBANK, NATIONAL ASSOCIATION

                              By:    /s/ LORRAINE D. MCCULLERS
                                     -----------------------
                              Title: Vice President-National Banking


                                       27

     $17,500,000              SWISS BANK CORPORATION
                              SAN FRANCISCO BRANCH

                              By:    /s/ DAVID L. PARROT
                                     -----------------------
                              Title: Associate Director-Merchant Banking

                              By:    /s/ HANS-UELI SURBER
                                     -----------------------
                              Title:    Executive Director-Merchant Banking

     $17,500,000              TORONTO DOMINION (TEXAS), INC.

                              By:    /s/ WARREN FINLAY
                                     -----------------------
                              Title:  Vice President


     $17,500,000              THE YASUDA TRUST & BANKING CO., LTD.
                              LOS ANGELES BRANCH

                              By:    /s/ KIYOSHI TERAO
                                     -----------------------
                              Title: Joint General Manager



   $525,000,000


                                   SCHEDULE I

                             The Walt Disney Company
                          $525,000,000 Credit Agreement


                                    DOMESTIC                           EURODOLLAR
                                    --------                           ----------
NAME OF BANK                       LENDING OFFICE                     LENDING OFFICE
- ------------                       --------------                     --------------
ABN AMR0 Bank, N.V.                ABN AMR0 Bank, N.V.                ABN AMR0 Bank, N.V.
                                   Los Angeles/Int'l Branch           Los Angeles/Int'l Branch
                                   300 S. Grand Ave., #1115           300 S. Grand Ave., #1115
                                   Los Angeles, CA 90071              Los Angeles, CA 90071

Bank of America                    Bank of America, NT & SA           Bank of America, NT & SA
 NT & SA                           PSO Acct. Admin. #5693             PSO Acct. Admin. #5693
                                   1850 Gateway Bl., 4th fl.          1850 Gateway Bl., 4th Fl.
                                   Concord, CA 94520                  Concord, CA 94520

The Bank of California, N.A.       The Bank of California, N.A.       The Bank of California, N.A.
                                   550 S. Hope St., 5th Fl.           550 S. Hope St., 5th Fl.
                                   Los Angeles, CA  90071             Los Angeles, CA  90071

Bankers Trust                      Bankers Trust Company              Bankers Trust Company
 Company                           1 Bankers Trust Plaza              1 Bankers Trust Plaza
                                   New York, NY 10006                 New York, NY 10006

Banque Nationale de                Banque Nationale de Paris          Banque Nationale de Paris
 Paris                             725 S. Figueroa, #2090             725 S. Figueroa, #2090
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

Barclays Bank PLC                  Barclays Bank PLC                  Barclays Bank PLC
                                   New York, NY                       Nassau, Bahamas

Chemical Bank                      Chemical Bank                      Chemical Bank
                                   52 Broadway                        52 Broadway
                                   New York, NY  10015                New York, NY  10015
                                   Attn: Loan Services Dept.          Attn: Loan Services Dept.
                                         Pedro Valentin, A.T.               Pedro Valentin, A.T.

Citicorp USA, Inc.                 Citicorp USA, Inc.                 Citicorp USA, Inc.
                                   399 Park Avenue                    399 Park Avenue
                                   New York, New York 10043           New York, NY 10043

Credit Suisse                      Credit Suisse                      Credit Suisse
                                   800 Wilshire Bl., 8th Fl.          800 Wilshire Bl., 8th Fl.
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

Deutsche Bank AG                   Deutsche Bank AG                   Deutsche Bank AG
                                   300 S. Grand Avenue                Cayman Islands Branch
                                   Los Angeles, CA 90071              c/o New York Branch
                                                                      31 W. 52nd St.
                                                                      New York, NY 10019

The Dai-Ichi Kangyo                The Dai-Ichi Kangyo Bank,          The Dai-Ichi Kangyo Bank,
 Bank, Ltd.                        Ltd., Los Angeles Agency           Ltd., Los Angeles Agency
 Los Angeles Agency                555 W. 5th Street, 5th Floor       555 W. 5th Street, 5th Floor
                                   Los Angeles, CA 90013              Los Angeles, CA 90013


                                       29


                                    DOMESTIC                           EURODOLLAR
                                    --------                           ----------
NAME OF BANK                       LENDING OFFICE                     LENDING OFFICE
- ------------                       --------------                     --------------
The First National                 The First National Bank            The First National Bank
 Bank of Chicago                   of Chicago                         of Chicago
                                   One First National Plaza           One First National Plaza
                                   Suite 0324                         Suite 0324
                                   Chicago, Illinois 60670            Chicago, Illinois 60670

First Interstate Bank              First Interstate Bank of           First Interstate Bank of
 of California                     California                         California
                                   1200 W. 7th Street                 1200 W. 7th Street
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

The Fuji Bank, Limited,            The Fuji Bank, Limited             The Fuji Bank, Limited
 Los Angeles Agency                Los Angeles Agency                 Los Angeles Agency
                                   333 South Grand Avenue             333 South Grand Avenue
                                   Suite 2500                         Suite 2500
                                   Los Angeles, CA 90071              Los Angeles, CA 90071

The Industrial Bank of             The Industrial Bank of             The Industrial Bank of
 Japan, Limited                     Japan, Limited                     Japan, Limited
 Los Angeles Agency                Los Angeles Agency                 Los Angeles Agency
                                   350 South Grand Avenue             350 South Grand Avenue
                                   Suite 1500                         Suite 1500
                                   Los Angeles, CA 90071              Los Angeles, CA 90071

The Long-Term Credit               The Long Term Credit               The Long Term Credit
 Bank of Japan, Ltd.                Bank of Japan, Ltd.                Bank of Japan, Ltd.
 Los Angeles Agency                Los Angeles Agency                 Los Angeles Agency
                                   444 S. Flower St., #3700           444 S. Flower St., #3700
                                   Los Angeles, CA 90071              Los Angeles, CA 90071

Mellon Bank, N.A.                  Mellon Bank, N.A.                  Mellon Bank, N.A.
                                   Mellon Bank Center                 1 Mellon Bank Center
                                   Pittsburgh, PA 15258               Pittsburgh, PA 15258

The Mitsubishi Trust               The Mitsubishi Trust               The Mitsubishi Trust
 and Banking Corporation            and Banking Corporation            and Banking Corporation
                                   911 Wilshire BI., #1650            911 Wilshire BI., #165
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

The Mitsui Trust &                 The Mitsui Trust &                 The Mitsui Trust &
 Banking Co., Ltd.                  Banking Co., Ltd.                  Banking Co., Ltd.
                                   611 West 6th Street                611 West 6th Street
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

Morgan Guaranty Trust              Morgan Guaranty Trust              Morgan Guaranty Trust
 Company of New York                Company of New York                Company of New York
                                   60 Wall Street                     Nassau, Bahamas Office
                                   New York, NY 10260-0060            c/o J.P. Morgan
                                                                      Attention: Loan Department
                                                                          Services, Inc.
                                                                          Euro-Loan Servicing
                                                                          902 Market Street
                                                                          Wilmington, DE 19801

National Westminster Bank, PLC     National Westminster Bank, PLC     National Westminster Bank, PLC
                                   New York Branch                    Nassau Branch
                                   175 Water Street, 19th Floor       c/o 175 Water Street, 19th Fl.
                                   New York, NY  10038                New York, NY  10038

NationsBank of Texas, N.A          NationsBank of Texas, N.A.         NationsBank of Texas, N.A.
                                   901 Main Street, 11th Fl.          901 Main Street, 11th
                                   Dallas, Texas 75206                Dallas, Texas 75206
                                   Attn: Commercial Loans             Attn: Commercial Loans


                                       30


                                    DOMESTIC                           EURODOLLAR
                                    --------                           ----------
NAME OF BANK                       LENDING OFFICE                     LENDING OFFICE
- ------------                       --------------                     --------------

The Sakura Bank, Ltd.              The Sakura Bank, Ltd.              The Sakura Bank, Ltd.
                                   Los Angeles Agency                 Los Angeles Agency
                                   515 S. Figueroa Street             515 S. Figueroa Street
                                   Suite 400                          Suite 400
                                   Los Angeles, CA  90071             Los Angeles, CA  90071

Societe Generale                   Societe Generale                   Societe Generale
                                   2029 Century Park East             2029 Century Park East
                                   Suite 2900                         Suite 2900
                                   Los Angeles, CA 90067              Los Angeles, CA 90067

The Sumitomo Bank,                 The Sumitomo Bank,                 The Sumitomo Bank,
 Limited                            Limited                            Limited
                                   611 West 6th Street                611 West 6th Street
                                   Los Angeles, CA 90017              Los Angeles, CA 90017

The Sumitomo Trust &               The Sumitomo Trust &               The Sumitomo Trust &
 Banking Co., Ltd.                  Banking Co., Ltd.                  Banking Co., Ltd.
Los Angeles Agency                 Los Angeles Agency                 Los Angeles Agency
                                   333 S. Grand Av., #5300            333 S. Grand Av. #5300
                                   Los Angeles, CA 90071              Los Angeles, CA 90071

Sunbank, National                  Sunbank, National                  Sunbank, National
 Association                        Association                        Association
                                   P.0. Box 3833                      P.0. Box 3833
                                   200 S. Orange Avenue               200 S. Orange Avenue
                                   Orlando, FL  32802                 Orlando, FL  32802

Swiss Bank Corporation             Swiss Bank Corporation             Swiss Bank Corporation
San Francisco Branch               San Francisco Branch               San Francisco Branch
                                   101 California Street              101 California Street
                                   Suite 1700                         Suite 1700
                                   San Francisco, CA  94111           San Francisco, CA  94111

Toronto Dominion (Texas), Inc.     Toronto Dominion (Texas), Inc.     Toronto Dominion (Texas), Inc.
                                   909 Fannin, Suite 1700             909 Fannin, Suite 1700
                                   Houston, TX  77010                 Houston, TX 77010

The Yasuda Trust & Banking Co.,    The Yasuda Trust & Banking Co.,    The Yasuda Trust & Banking Co., Ltd.
Ltd.                               Los Angeles Branch                 Los Angeles Branch
Los Angeles Branch Ltd.            725 S. Figueroa Street             725 S. Figueroa Street
                                   Suite 3990                         Suite 3990
                                   Los Angeles, CA  90017             Los Angeles, CA  90017

                                    EXHIBIT A

                               NOTICE OF BORROWING

[Date]

Citicorp USA, Inc., as Agent
for the Lenders party to the
Amended and Restated Credit Agreement referred to below
399 Park Avenue
New York, New York 10043

Attention: ___________________

Ladies and Gentlemen:

    The undersigned, The Walt Disney Company, refers to the Amended and Restated Credit Agreement, dated as of October 3, 1994 (said Agreement as it may be amended, modified or supplemented from time to time, being the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto as Lenders and Citicorp USA, Inc., as Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

         (i)   The Business Day of the Proposed Borrowing is _____________
    19___.

        (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

       (iii)   The aggregate amount of the Proposed Borrowing is $___________.

      *[(iv)   The initial Interest Period for each Advance made as part of the
    Proposed Borrowing is [one] [two] [three] [six] [twelve] months.]

    The undersigned hereby certifies that, pursuant to Section 3.02 of the Credit Agreement, each of the following statements is true, and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date), which representations and warranties were correct in all material respects on and as of such earlier date); and

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                         Very truly yours,

                         THE WALT DISNEY COMPANY

                         By
                         Title:


*    To be included for a Proposed Borrowing comprised of Eurodollar Rate
     Advances.

                                    EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE

                      Dated __________________________, 19


    Reference is made to the Amended and Restated Credit Agreement dated as of October 3, 1994 (said Agreement as it may be amended, modified or supplemented from time to time, being the "Credit Agreement") among The Walt Disney Company, a Delaware corporation (the "Borrower"), the financial institutions party thereto as Lenders, and Citicorp USA, Inc., as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         _______________________ (the "Assignor") and __________________________
(the "Assignee") agree as follows:
tabs

    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement (including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

    2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or operations of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any instrument or document furnished pursuant thereto.

    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(c) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; and (vii) if the Assignee is not created or organized under the laws of the United States or a political subdivision thereof, attaches hereto the certificates and forms required under Section 2.14(e) of the Credit Agreement and represents that the information contained therein is accurate and complete.

    4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule l hereto (the "Effective Date").

    5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than any rights the Assignor may have under Sections 2.14 and 8.08 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

    6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

    7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

       IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment and Acceptance to be executed by the respective officers thereunto duly authorized, as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                        By:
                                        Title:


                                        [NAME OF ASSIGNEE]

                                        By:
                                        Title:


                                        Domestic Lending Office
                                        address for notices):



                                        ------------------------------


                                        Eurodollar Lending Office



                                        ------------------------------

Accepted this ____ day
of ______________, 19


CITICORP USA, INC.,
as Agent

By:
Title:

                                   Schedule 1
                          to Assignment and Acceptance
                       Dated _____________, 19___ between
                   ________________________, as Assignor, and
                      ________________________, as Assignee



SECTION 1.

     Percentage Interest
       assigned:                                  __________%



SECTION 2.

     Assignee's Commitment:                       $__________

     Aggregate Outstanding Principal
        Amount of Advances owing to the
        Assignee                                  $__________



SECTION 3.

     Effective Date*:                         ________________, 19___










  * This date should be no earlier than the date of acceptance by the Agent.

                                    EXHIBIT C

                               FORM OF OPINION OF
                             COUNSEL TO THE BORROWER

October 3, 1994

To each of the Lenders as defined in and party to the Amended and Restated Credit Agreement referred to below and to Citicorp USA, Inc., as Agent
    c/o Citicorp USA, Inc.
    399 Park Avenue
    New York, New York 10043

    Re: The Walt Disney Company
        -----------------------

Ladies and Gentlemen:

    This opinion is furnished to you pursuant to Section 3.01(a)(iv) of the Amended and Restated Credit Agreement dated as of October 3, 1994 (the "Credit Agreement") among The Walt Disney Company (the "Borrower"), the Lenders party thereto, and Citicorp USA, Inc., as Agent for such Lenders. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

    I am Vice President - Assistant General Counsel to the Borrower and in that capacity I have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

    In that connection, I have examined the Credit Agreement, the documents furnished by the Borrower pursuant to Section 3.01(a) of the Credit Agreement, the Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter"), and the by-laws of the Borrower and all amendments thereto (the "By-laws"). In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders and the Agent.

    Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

    1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure to so qualify would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries taken as a whole.

    2. The execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any applicable law, rule or regulation or (iii) to the best of my knowledge, any contractual or legal restriction contained in any agreement or instrument, or any order, judgment or decree, binding on or affecting the Borrower. The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

    3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement.

    4. The Credit Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

    The opinions set forth in paragraph 4 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

    My opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and I do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of New York, wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought which limits the rates of interest legally chargeable or collectible. This opinion is rendered to you in connection with the execution and delivery of the Credit Agreement; this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without, in each instance, my prior written consent.

                                            Very truly yours,

                                   EXHIBIT D-1

                                     FORM OF
                           FOREIGN LENDER CERTIFICATE


To: The Walt Disney Company

    Reference is made to the Amended and Restated Credit Agreement, dated as of October 3, 1994 (said Agreement, as it may be amended, supplemented or otherwise modified from time to time being the "Credit Agreement"), among The Walt Disney Company, as Borrower (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders") and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

    Pursuant to Section 2.14(e) of the Credit Agreement, the undersigned Lender hereby certifies to the Borrower and the Agent that under the provisions of the income tax convention between the United States and [Name of Country] the undersigned Lender

    * [is eligible to receive payments under the Credit Agreement without deduction or withholding of the United States federal income tax]

    * [is not eligible to receive payments under the Credit Agreement without deduction or withholding of United States federal income tax but does not require additional payments therefor pursuant to Section 2.14(a) or (c) of the Credit Agreement because it is eligible and able to recover the full amount of any such deduction or withholding from a source other than the Borrower.]

                         [or]

    * [is not eligible to receive payments under the Agreement without deduction or withholding of United States federal income tax and is not eligible and able to recover the full amount of the same from a source other than the Borrower.]

    The undersigned Lender is a corporation organized under the laws of [Name of Country] and [is not acting through a branch, agency or office in the United States] [has a branch, agency or office in the United States but its activities in connection with the Credit Agreement are not connected effectively with such branch, agency, or office.]

    Accompanying this Certificate are two copies of Form 1001 (or any successor or substitute form) of the United States Internal Revenue Service, properly completed and duly executed by an appropriate representative of the undersigned Lender.


    Dated:    _____________, 19


                                            [NAME OF LENDER]

                                            By:
                                                ------------------
                                            Title:
                                                   ---------------



*  Insert applicable statement.

                                   EXHIBIT D-2

                                     FORM OF
                           FOREIGN LENDER CERTIFICATE


To: The Walt Disney Company

    Reference is made to the Amended and Restated Credit Agreement, dated as of October 3, 1994 (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), among The Walt Disney Company, as Borrower (the "Borrower"), the financial institutions from time to time party thereto as Lenders (the "Lenders") and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

    Pursuant to Section 2.14(e) of the Credit Agreement, the undersigned Lender hereby certifies to the Borrower and the Agent that under the provisions of Sections 1441(c) or 1442 of the Internal Revenue Code of 1986 of the United States, as amended, and Treasury Regulation Section 1.1441-4, as amended, the undersigned Lender

    * [is eligible to receive payments under the Credit Agreement without deduction or withholding of the United States federal income tax.]

    * [is not eligible to receive payments under the Credit Agreement without deduction or withholding of United States federal income tax as specified therein but does not require additional payments therefor pursuant to Section 2.14(a) or (c) of the Credit Agreement because it is eligible and able to recover the full amount of any such deduction or withholding from a source other than the Borrower.

                                      [or]

    * [is not eligible to receive payments under the Credit Agreement without deduction or withholding of United States federal income tax and is not eligible and able to recover the full amount of the same from a source other than the Borrower.]

    The undersigned Lender is a corporation organized under the laws of [Name of Country] and is acting through a branch, agency or office operating in the United States in respect of the Credit Agreement and any payment received or to be received by it in connection with the Credit Agreement is effectively connected with its conduct of a trade or business in the United States.

    Accompanying this Certificate are two copies of Form 4224 (or any successor or substitute form) of the United States Internal Revenue Service, properly completed and duly executed by an appropriate representative of the undersigned Lender.


    Dated:                 ,19
           ----------------

                                            [NAME OF LENDER]



                                            By:
                                                -------------------
                                            Title:
                                                  -----------------

*  Insert applicable statement.

                                    EXHIBIT E

                                     FORM OF
                              WITHDRAWAL AGREEMENT


    This Agreement is executed by THE BANK OF NOVA SCOTIA, BANQUE INDOSUEZ and BANK OF AMERICA, ILLINOIS (formerly known as CONTINENTAL BANK N.A.) (each a "Withdrawing Lender"), THE WALT DISNEY COMPANY (the "Borrower") and CITICORP USA, INC., as Agent for the financial institutions party to the Existing Credit Agreement referred to below (in such capacity, the "Agent").

    PRELIMINARY STATEMENTS. The Borrower, the Withdrawing Lenders, certain other financial institutions and the Agent are parties to a Credit Agreement dated as of November 22, 1991 (as amended, the "Existing Credit Agreement").
The parties hereto wish to terminate the Commitments of the Withdrawing Lenders as hereinafter set forth in connection with the effectiveness of that certain Amended and Restated Credit Agreement dated as of October 3, 1994 (the "Amended and Restated Credit Agreement") among the Borrower, the financial institutions party thereto and Citicorp USA, Inc. as Agent for such financial institutions. Terms defined in the Existing Credit Agreement are used in this Agreement as defined in the Existing Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Existing Credit Agreement.

    The parties hereto therefore agree as follows:

    SECTION 1.  TERMINATION OF COMMITMENTS OF THE WITHDRAWING LENDERS.
Effective on the Agreement Effective Date (as defined in Section 2 hereof) and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Commitment of each Withdrawing Lender is reduced to zero, and each Withdrawing Lender shall relinquish its rights and be released from its obligations under the Existing Credit Agreement and shall cease to be a party thereto, PROVIDED that each Withdrawing Lender shall continue to enjoy the benefits of Sections 2.14 and 8.08 with respect to any period ending on or prior to the Agreement Effective Date.

    SECTION 2. CONDITIONS TO EFFECTIVENESS. This Agreement shall be effective as of October 3, 1994 (the "Agreement Effective Date") subject to the satisfaction of the following conditions precedent:

    (a) the Borrower shall have paid all facility fees under Section 2.03 to the extent accrued and unpaid through the Agreement Effective Date;

    (b) the Borrower shall have paid or prepaid any Advances outstanding on the Agreement Effective Date, together with accrued interest thereon and any amounts payable in connection with such prepayment under Section 8.04(b); and

    (c) all other conditions to the effectiveness of the Amended and Restated Credit Agreement (except for the condition under Section 3.01(b)) shall have been satisfied or waived.

    SECTION 3. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement.

    SECTION 4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             THE WALT DISNEY COMPANY

                             By
                             Title


                             CITICORP USA, INC., as Agent

                             By
                                Vice President


                             WITHDRAWING LENDERS:


                             THE BANK OF NOVA SCOTIA

                             By
                             Title


                             BANQUE INDOSUEZ

                             By
                             Title


                             BANK OF AMERICA, ILLINOIS (formerly known as
                                  CONTINENTAL BANK N.A.)

                             By
                             Title